Draft
                                                                         1/26/95

                         BROKER-DEALER AND GENERAL AGENT

                                 SALES AGREEMENT

      AGREEMENT, dated as of ____________, 19__, by and among Equitable Distributors, Inc. ("Distributor"), ____________________ ("Broker-Dealer") and ____________________ ("General Agent").

                              W I T N E S S E T H :

      WHEREAS, the Distributor and the Broker-Dealer are both broker-dealers registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("1934 Act"), and members of the National Association of Securities Dealers, Inc.;

      WHEREAS, the General Agent, which is an Affiliate of, or the same person as, the Broker-Dealer, or whose employees are also employees of the Broker-Dealer, is an insurance agency duly licensed to sell variable life insurance and variable annuities in any state or other jurisdiction in which the General Agent intends to perform hereunder;

      WHEREAS, The Equitable Life Assurance Society of the United States ("Equitable") has appointed the Distributor as principal underwriter or distributor of the Variable Accounts and the MVA Interests and as distributor of the Contracts and has authorized the Distributor to recommend persons for appointment as agents of Equitable to solicit applications for the sale of the Contracts;

      WHEREAS, it is intended that the General Agent shall be authorized to offer and sell the Contracts to the general public subject to the terms and conditions set forth more fully herein;

      WHEREAS, Equitable has authorized the Distributor to enter into separate written agreements with broker-dealers registered under the 1934 Act which agree to participate in the distribution of the Contracts, and the parties hereto desire that the Broker-Dealer be authorized to solicit applications for the sale of the Contracts;

      WHEREAS, in the future, Contracts may be issued by an insurance company which is an Affiliate of Equitable and the Distributor may be authorized to promote the offer and sale of such Contracts in the same manner that Equitable has authorized the Distributor to act, as described above.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and promises herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.1 Defined Terms. In addition to any terms defined elsewhere in this Agreement, the terms defined in this Section 1.1, whenever used in this Agreement (including in the Schedules and Exhibits), shall have the respective meanings indicated.

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            a. Affiliated  Person or Affiliate -- With respect to a person,  any other person controlling, controlled by, or under common control with, such person.

            b. Agent -- An individual associated with the General Agent and registered with the NASD as a representative of the Broker-Dealer who is appointed by an Equitable Life Company as an insurance agent for the purpose of soliciting applications for the Contracts.

            c. Broker-of-Record -- The party designated in the Equitable Life Companies records as the person, with respect to a Contract, who is entitled to receive compensation payable with respect to such Contract and who is able to contact directly the owner of such Contract. In the case of compensation payable with respect to a Premium, the Broker-of-Record shall be the party designated as such in the records of an Equitable Life
      Company, at the time such Premium is accepted by such Equitable Life Company. In the case of any payment of compensation payable with respect to Contract value or client services, the Broker-of-Record shall be the party designated as such in the records of an Equitable Life Company, in accordance with the rules and procedures of the Equitable Life Companies at the time any such payment is payable. In the case of compensation payable on annuitization of a Contract, to the extent such compensation is permitted by law, the Broker-of-Record shall be the party designated as such in the records of an Equitable Life Company on the annuity date for such Contract.

            d. Contract Prospectus -- The prospectus for the interests under the Contracts included within a Contract Registration Statement and including any Contract prospectus or supplement separately filed under the 1933 Act. The Contract Prospectus also shall include the statement of additional information which is part of the Contract Registration Statement, unless the context otherwise requires.

            e. Contract Registration Statements -- The most recent effective registration statements, or most recent effective post-effective amendments thereto, relating to interests under the Contracts and in the Variable Accounts, as required by the 1933 Act and the 1940 Act, including financial statements therein and all exhibits thereto.

            f. Contracts -- The classes of variable life insurance policies and variable annuity contracts, issued by Equitable or by an Affiliate of Equitable and funded through the Variable Accounts, which are identified in Schedule I. Schedule I may be modified from time to time, as provided in Section 2.6.

            g. Effective Date -- January 1, 1995.

            h. Equitable Life Companies or, individually, an Equitable Life Company -- Equitable and any Affiliate of Equitable which is an insurance company.

            i. MVA Interests -- The market value adjustment interests under the Contracts.

            j. NASD -- National Association of Securities Dealers, Inc.

            k. 1940 Act -- Investment Company Act of 1940, as amended.

            l. 1934 Act -- Securities Exchange Act of 1934, as amended.

            m. 1933 Act -- Securities Act of 1933, as amended.

            n. SEC or Commission -- Securities and Exchange Commission.

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            o. Trust -- The Hudson  River Trust and any other  entity  available for investment through the Variable Accounts under the Contracts.

            p. Trust Prospectus -- The prospectus for the Trust included within the Trust Registration Statement and including any Trust prospectus or supplement separately filed under the 1933 Act. The Trust Prospectus also shall include the statement of additional information which is part of the Trust Registration Statement, unless the context otherwise requires.

            q. Trust Registration Statement -- The most recent effective registration statement or most recent effective post-effective amendment thereto relating to the Trust as required by the 1933 Act and the 1940 Act, including financial statements therein and all exhibits thereto.

            r. Variable Accounts -- Segregated asset accounts identified in Exhibit A, each of which has been established by Equitable or by an Affiliate of Equitable pursuant to the laws of the State of New York as a funding vehicle for the Contracts. The Variable Accounts are divided into divisions that invest in shares of the Trust.

      Section 1.2 Cross-References. All references in this Agreement to a Section, Article, Schedule or Exhibit are to a section, article, schedule or exhibit of this Agreement, unless otherwise indicated.

                                   ARTICLE II
                AUTHORIZATION OF BROKER-DEALER AND GENERAL AGENT

       Section 2.1 Authority to Distribute Contracts. Pursuant to the authority granted to it by Equitable, the Distributor hereby authorizes the Broker-Dealer, under the securities laws, and General Agent, under the insurance laws, each in a non-exclusive capacity, to distribute the Contracts. The Broker-Dealer and the General Agent accept such authorization and agree to use their best efforts to find purchasers for the Contracts in each case acceptable to the Equitable Life Company issuing such Contracts. The Broker-Dealer and the General Agent understand that the public offering of and solicitation for interests under the Contracts are not permitted to commence, or to continue, unless the Contract Registration Statements have become effective and, with respect to each state or other jurisdiction in which Contract applications are to be solicited, the Contracts are qualified for sale under all applicable securities and insurance laws. The Broker-Dealer and the General Agent agree that the solicitation of applications for the sale of the Contracts will commence as soon as practicable after the Contract Registration Statements have become effective.

      Section 2.2 Notification by Distributor. The Distributor shall notify the Broker-Dealer and the General Agent:

            a. If there are no effective Contract Registration Statements, when the Contract Registration Statements have become effective;

            b. Of all states and other jurisdictions in which the Contracts are qualified for sale and of the states and other jurisdictions in which the Contracts may not be lawfully sold;

            c. Of any request by the SEC for any amendments or supplements to a Contract Registration Statement or of any request for additional information that must be provided by the Broker-Dealer or the General Agent or any Affiliate of the Broker-Dealer or the General Agent;

            d. Of the issuance by the SEC of any stop order with respect to a Contract Registration Statement or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Contracts;

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            e. If  any  event   occurs  as  a  result  of   which  the  Contract
      Prospectus(es) or any sales literature for the Contracts would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

The Distributor will provide the Broker-Dealer and the General Agent with notification of these matters immediately by telephone, with notification in writing promptly thereafter.

      Section 2.3 Authority to Recommend Agent Appointments. The General Agent is vested under this Agreement with power and authority to select and recommend individuals who are associated with the General Agent and are registered representatives of the Broker-Dealer for appointment as agents of Equitable, and only individuals so recommended by the General Agent to the Distributor shall become Agents, provided that Equitable reserves the right in its sole discretion to refuse to appoint any proposed agent or, once appointed, to terminate the same at any time with or without cause.

      Section 2.4 Limitations on Authority. Neither the Broker-Dealer nor the General Agent shall possess or exercise any authority on behalf of the Distributor or the Equitable Life Companies other than that expressly conferred on the Broker-Dealer or the General Agent by this Agreement. In particular, and without limiting the foregoing, neither the Broker-Dealer nor the General Agent shall have any authority, nor shall either grant such authority to any Agent, on behalf of the Distributor (i) to make, alter or discharge any Contract or other contract entered into pursuant to a Contract; (ii) to waive any Contract forfeiture provision; (iii) to extend the time for payment of any premiums, contributions or other considerations ("Premiums") relating to the Contracts; or
(iv) to receive any monies or Premiums from applicants for or purchasers of the Contracts (except for the sole purpose of forwarding monies or Premiums to an Equitable Life Company).

      Section 2.5 Insurer's Right to Reject Applications. The Broker-Dealer and the General Agent acknowledge that each Equitable Life Company has the right in its sole discretion to reject any applications or Premiums received by it and to return or refund to an applicant such applicant's Premium. In the event that an Equitable Life Company rejects an application solicited by an Agent, such Equitable Life Company will return any Premium paid by the applicant to such applicant and will promptly notify the General Agent of such action. In the event that a purchaser exercises his or her free look right under a Contract, any amount to be refunded as provided in such Contract will be so refunded to the purchaser by or on behalf of the Equitable Life Company that issued such Contract, and such Equitable Life Company will promptly notify the General Agent of such action.

      Section 2.6 Contracts Included Under Agreement. Schedule I to this Agreement describes the variable life insurance and annuity contracts which are included as Contracts under this Agreement. Schedule I may be amended by the Distributor in its sole discretion from time to time to include other classes of variable annuity contracts or variable life insurance contracts issued by an Equitable Life Company and distributed by the Distributor pursuant to any distribution agreement with an Equitable Life Company which relates to the Contracts. The provisions of this Agreement shall apply with equal force to such additional Contracts unless the context otherwise requires. Schedule I may be amended by the Distributor in its sole discretion from time to time to delete classes of variable annuity contracts or variable life insurance contracts.

      Section 2.7 Independent Contractor Status. The Distributor acknowledges that the Broker-Dealer and the General Agent are each independent contractors. Accordingly, while the Broker-Dealer and the General Agent agree to use their best efforts to solicit applications for the Contracts, the Broker-Dealer and the General Agent are not obliged or expected to give full time and energies to the performance of their obligations hereunder or to sell or solicit a specified number of Contracts, nor are the Broker-Dealer and the General Agent obliged or expected to represent the Distributor or any Equitable Life Company

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exclusively.  Nothing  herein  contained  shall  constitute  Broker-Dealer,  the
General Agent, or any agents or representatives of Broker-Dealer or the General Agent as employees of an Equitable Life Company or the Distributor in connection with the solicitation of applications for the Contracts.

                                   ARTICLE III
      LICENSING AND REGISTRATION OF BROKER-DEALER, GENERAL AGENT AND AGENTS

      Section 3.1 Broker-Dealer Qualifications. The Broker-Dealer represents that it is a broker-dealer registered with the SEC under the 1934 Act, and is a member of the NASD. The Broker-Dealer must, at all times when performing its functions and fulfilling its obligations under this Agreement, be duly registered as a broker-dealer under the 1934 Act and in each state or other jurisdiction in which Broker-Dealer intends to perform its functions and fulfill its obligations hereunder and in which such registration is required, and be a member in good standing of the NASD.

      Section 3.2 General Agent Qualifications. The General Agent represents that it is a licensed life insurance agent where required to solicit applications. The General Agent must, at all times when performing its functions and fulfilling its obligations under this Agreement, be duly licensed to sell the Contracts in each state or other jurisdiction in which the General Agent intends to perform its functions and fulfill its obligations hereunder.

      Section 3.3 Qualifications of Broker-Dealer Representatives. The Broker-Dealer shall ensure that no individual shall offer or sell the Contracts on behalf of Broker-Dealer in any state or other jurisdiction in which the Contracts may lawfully be sold unless such individual is an associated person of Broker-Dealer (as that term is defined in Section 3(a)(18) of the 1934 Act) and is duly registered with the NASD and any applicable state securities regulatory authority as a registered person of Broker-Dealer qualified to distribute the Contracts in such state or other jurisdiction.

      Section 3.4 Qualifications of General Agent's Agents and Appointment of Agents. The General Agent shall ensure that no individual shall offer or sell the Contracts on behalf of the General Agent in any state or other jurisdiction unless such individual is duly appointed as an agent of the General Agent, duly licensed and appointed as an agent of the appropriate Equitable Life Company and appropriately licensed, registered or otherwise qualified to offer and sell the Contracts to be offered and sold by such individual under the insurance laws of such state or jurisdiction. The General Agent understands that certain states may require that a special variable contracts examination be passed by agent before he or she can solicit applications for the Contracts. Nothing in this Agreement is to be construed as requiring an Equitable Life Company to obtain a license or issue a consent or appointment to enable any particular agent to sell Contracts. All matters concerning the licensing of any individuals recommended for appointment by the General Agent under any applicable state insurance law shall be a matter directly between the General Agent and such individual. The General Agent shall furnish the Equitable Life Companies with proof of proper licensing of such individual or other proof, reasonably acceptable to the Equitable Life Companies, of satisfaction by such individual of licensing requirements prior to the appointment of any such individual as an agent of any Equitable Life Company. In addition, the General Agent shall fulfill all requirements set forth in the General Letter of Recommendation, which is Exhibit A, in conjunction with the submission of appointment papers for all such individuals as insurance agents of an Equitable Life Company.

                                   ARTICLE IV
                   BROKER-DEALER AND GENERAL AGENT COMPLIANCE

      Section 4.1 Supervisory Responsibilities of General Agent. The General Agent shall train, supervise and be solely responsible for the conduct of the Agents in their solicitation activities in connection with the Contracts, and shall supervise Agents' strict compliance with applicable rules and regulations of any

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governmental or other insurance authorities that have jurisdiction over variable contract activities, as well as the rules and procedures of the Equitable Life Companies pertaining to the solicitation, sale and submission of applications for the Contracts and the provision of services relating to the Contracts. The General Agent shall be solely responsible for background investigations of the proposed agents to determine their qualifications, good character and moral fitness to sell the Contracts.

      Section 4.2 Supervisory Responsibilities of Broker-Dealer. The Broker-Dealer shall be responsible for securities training, supervision and control of the Agents in connection with their solicitation activities and any incidental services with respect to the Contracts and shall supervise Agents' strict compliance with applicable federal and state securities laws and NASD requirements in connection with such solicitation activities and with the rules and procedures of the Equitable Life Companies.

      Section 4.3 Compliance With Applicable Laws. The Broker-Dealer and the General Agent hereby represent and warrant that they are in compliance with all applicable federal and state securities laws and regulations and all applicable insurance laws and regulations, including, without limitation, state insurance laws and regulations imposing insurance licensing requirements. The Broker-Dealer and the General Agent each agree to carry out their respective sales and administrative activities and obligations under this Agreement in continued compliance with federal and state laws and regulations, including those governing securities and insurance-related activities or transactions, as applicable. The Broker-Dealer and the General Agent shall notify the Distributor and the Equitable Life Companies immediately in writing if Broker-Dealer and/or the General Agent fail to comply with any of the laws and regulations applicable to either of them.

      Section 4.4 Restrictions on Sales Activity. The Broker-Dealer and the General Agent and Agents shall not offer or attempt to offer the Contracts, nor solicit applications for the Contracts, nor deliver Contracts, in any state or other jurisdiction in which the Contracts may not lawfully be sold or offered for sale. For purposes of determining where the Contracts may be offered and applications solicited, the Broker-Dealer and the General Agent may rely on written notification, as revised from time to time, received from the Distributor.

      Section 4.5 Premiums and Other Payments. All Premiums and loan repayments shall be sent promptly (and in any event not later than two business days after receipt) to the appropriate Equitable Life Company at the address indicated in the rules and procedures of the Equitable Life Companies, or at such other address as the Equitable Life Companies or the Distributor may subsequently specify in writing. Each initial Premium shall be accompanied by a properly completed application for a Contract, unless such Premium is submitted in accordance with the procedures set forth in Exhibit B, which have been accepted and agreed to by the Broker-Dealer and the General Agent, as provided in Exhibit
B. Checks or money orders in payment of Premiums or outstanding loans shall be drawn to the order of the appropriate Equitable Life Company.

      Section 4.6 Misdirected Payments. In the event that Premiums or loan repayments are sent to the General Agent or Broker-Dealer, rather than to the appropriate Equitable Life Company, the General Agent and Broker-Dealer shall promptly (and in any event, within two business days) remit such Premiums to the appropriate Equitable Life Company at the address indicated in the rules and procedures of the Equitable Life Companies. The General Agent and Broker-Dealer acknowledge that if any Premium or other payment is held at any time by either of them, such Premium or other payment shall be held on behalf of the client, and the General Agent or Broker-Dealer shall segregate such Premium or other payment from their own funds and promptly (and in any event, within two business days) remit such Premium or other payment to the Equitable Life Company issuing the Contract pursuant to which such amounts have been paid.

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      Section  4.7  Delivery  of  Contracts.  Upon  issuance of a Contract by an
Equitable Life Company and delivery of such Contract to the General Agent, the General Agent shall promptly deliver such Contract to its purchaser. For purposes of this provision, "promptly" shall be deemed to mean not later than
five  calendar  days.  Consistent  with  its  administrative  procedures,   each
Equitable Life Company will assume that a Contract issued by it will be delivered by the General Agent to the purchaser of such Contract within five calendar days. As a result, if a purchaser exercises the free look rights under a Contract, the Broker-Dealer and the General Agent shall indemnify the Equitable Life Company issuing a Contract for any loss incurred by such Equitable Life Company that results from the General Agent's failure to deliver such Contract to its purchaser within the contemplated five-calendar-day period.

      Section 4.8 Restrictions on Communications. Neither the Broker-Dealer nor the General Agent, nor any of their directors, partners, officers, employees, registered persons, associated persons, agents or affiliated persons, in connection with the offer or sale of the Contracts, shall give any information or make any representations or statements, written or oral, concerning the Contracts, the Variable Accounts or the Trust other than information or representations contained in the Contract and Trust Prospectuses, statements of additional information and Registration Statements, or in reports or proxy statements therefor, or in promotional, sales or advertising material or other information supplied and approved in writing by the Distributor.

      Section 4.9 Directions Given on Behalf of Contract Owners. The Broker-Dealer and the General Agent shall be solely responsible for the accuracy and propriety of any instruction given or action taken by an Agent on behalf of an owner or prospective owner of a Contract. Neither the Distributor nor the Equitable Life Companies shall have any responsibility or liability for any action taken or omitted by it or by them in good faith in reliance on or by acceptance of such an instruction or action.

      Section 4.10 Restrictions on Sales Material and Name Usage. The Broker-Dealer and the General Agent shall neither use nor authorize the use of any promotional, sales or advertising material relating to the Contracts, the Equitable Life Companies, the Variable Accounts, the MVA Interests or the Trust without the prior written approval of the Distributor. Furthermore, the Broker-Dealer and the General Agent shall neither use nor authorize the use of the name of Equitable or of an Affiliate of Equitable, or any other name, trademark, service mark, symbol or trade style that is now or may hereafter be owned by Equitable or by an Affiliate of Equitable, except in the manner and to the extent that such use may be specifically authorized in writing by Equitable or the Distributor.

      Section 4.11 Market Timing and Other Prohibitions. The Broker-Dealer and the General Agent understand and acknowledge that the Distributor, in its sole discretion and at any time during the term of this Agreement, may restrict or prohibit the solicitation, offer or sale of Contracts and Premiums thereunder in connection with any so-called "market timing" or "asset allocation" program, plan, arrangement or service. Should the Distributor determine in its sole discretion that the Broker-Dealer or the General Agent is soliciting, offering or selling, or has solicited, offered or sold, Contracts or Premiums subject to any so-called "market timing" or "asset allocation" program, plan, arrangement or service which is not permitted under this Agreement (an "unapproved program"), the Distributor may take such action which is necessary, in its sole discretion, to halt such solicitations, offers or sales. Furthermore, in addition to any indemnification provided in Article XI and any other liability that the Broker-Dealer and the General Agent might have, the Broker-Dealer and the General Agent shall each be liable to the Distributor and each Equitable Life Company whose Contracts are solicited, offered or sold in connection with any unapproved program, and to the Trust, to the extent the Trust has been affected by such unapproved program, for any damages or losses, actual or consequential, sustained by the Distributor or any of its Affiliates, or the Trust or any Equitable Life Company, as a result of any unapproved program which causes such losses or damages following solicitation, offer or sale of a Contract or Premium subject to any unapproved program or similar service made available by or through the Broker-Dealer or the General Agent. Notwithstanding

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any  prohibitions  which may be  imposed  pursuant  to this  Section  4.11,  the
Broker-Dealer and its registered representatives who are Agents may provide incidental services in the form of guidance to applicants and owners of Contracts regarding the allocation of Premiums and Contract value, provided that such services are (i) solely incidental to the Broker-Dealer's activities in connection with the sales of the Contracts, (ii) subject to the supervision and control of the Broker-Dealer, and (iii) furnished in accordance with rules and procedures prescribed by Equitable.

      Section 4.12 Tax Reporting Responsibility. The Broker-Dealer and the General Agent shall be solely responsible under applicable tax laws for the reporting of compensation paid to Agents.

      Section  4.13  Maintenance  of  Books  and  Records.   The  General  Agent
represents that it maintains and shall maintain such books and records concerning the activities of the Agents as may be required by the appropriate insurance regulatory agencies that have jurisdiction and that may be reasonably required by the Distributor to reflect adequately the Contracts business processed through the General Agent. The General Agent shall make such books and records available to the Distributor and/or an Equitable Life Company at any reasonable time upon written request by the Distributor. The Broker-Dealer represents that it maintains and shall maintain appropriate books and records concerning the activities of the Agents as are required by the SEC, the NASD and other agencies having jurisdiction and that may be reasonably required by the Distributor to reflect adequately the Contracts business processed through the General Agent. Broker-Dealer shall make such books and records available to the Distributor and/or an Equitable Life Company at any reasonable time upon written request by the Distributor or an Equitable Life Company.

      Section 4.14 Bonding of Agents and Others. The Broker-Dealer represents that all directors, officers, employees, and registered representatives of the Broker-Dealer who are appointed pursuant to this Agreement as Agents for state insurance law purposes or who have access to funds of the Equitable Life Companies, including but not limited to funds submitted with applications for the Contracts or funds being returned to purchasers of Contracts, are and shall be covered by a blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company. This bond shall be maintained by the Broker-Dealer at the Broker-Dealer's expense. Such bond shall be, at least, of the form, type and amount required under the NASD Rules of Fair Practice. The Distributor may require evidence, satisfactory to it, that such coverage is in force, and the Broker-Dealer shall give prompt written notice to the Distributor of any cancellation or change of coverage. The Broker-Dealer assigns any proceeds received from the fidelity bonding company to the Equitable Life Companies to the extent of each Equitable Life Company's loss due to activities covered by the bond. If there is any deficiency amount, as a result of a deductible provision or otherwise, the Broker-Dealer shall promptly pay the affected Equitable Life Company such amount on demand, and the Broker-Dealer hereby indemnifies and holds harmless such Equitable Life Company from any such deficiency and from the costs of collection thereof (including reasonable attorneys' fees).

      Section 4.15 Reports to Insurers. The Broker-Dealer and the General Agent shall promptly furnish to each Equitable Life Company or its authorized agent any reports and information that such Equitable Life Company may reasonably request for the purpose of meeting such Equitable Life Company's reporting and recordkeeping requirements under the insurance laws of any state, under any applicable federal or state securities laws, rules or regulations, or the rules of the NASD.

                                    ARTICLE V
                         STANDARD OF CONDUCT FOR AGENTS

      Section 5.1 Basic Rules of Conduct. The Broker-Dealer and the General Agent shall ensure that each Agent shall comply with a standard of conduct including, but not limited to, the following:

            a. An Agent shall be duly qualified, licensed and registered to solicit and participate in the sale of Contracts as provided in Article III.

            b. An Agent shall not solicit applications for the Contracts without delivering the appropriate Contract Prospectus(es) the Trust Prospectus and, where required by state insurance law (as set forth in a notice to be supplied by the Equitable Life Companies), the then currently effective statement of additional information for the Contracts, and any other information whose delivery is specifically required. In soliciting applications for the Contracts, an Agent shall only make statements, oral or written, which are in accordance with the Contract Prospectus, the Trust Prospectus and written sales literature regarding the Contracts authorized by the Distributor. An Agent shall utilize only those applications for the Contracts provided to the General Agent by the Distributor.

            c. An Agent shall recommend the purchase of a Contract to an applicant only if he or she has reasonable grounds to believe that such purchase is suitable for the applicant in accordance with, among other things, applicable regulations of any state regulatory authority, the SEC and the NASD. While not limited to the following, a determination of suitability shall be based on information supplied to an Agent after a reasonable inquiry concerning the applicant's insurance and investment objectives and financial situation and needs.

            d. An Agent shall require that any payment of an initial Premium, whether in the form of a check or money order or otherwise, shall be drawn in U.S. dollars on a bank located in the United States and made payable to the appropriate Equitable Life Company and, if in the form of a check or money order, signed by the applicant for the Contract. An Agent shall not accept third-party checks or cash for Premiums.

            e. All checks and money orders and applications for the Contracts received by an Agent shall be forwarded promptly, and in any event not later than two business days after receipt, to the __________.

            f. An Agent shall have no authority to endorse checks or money order payments to an Equitable Life Company.

            g. An Agent shall have no authority to alter, modify, waive or change any of the terms, rates, charges or conditions of the Contracts.

            h.  An  Agent   shall  make  no   representations   concerning   the
      continuation of non-guaranteed terms or provisions of the Contracts.

            i. An Agent shall have no authority to advertise for, on behalf of, or with respect to an Equitable Life Company, the Distributor, the Variable Accounts, the MVA Interests, the Contracts or the Trust without prior written approval and authorization from the Distributor.

            j. An Agent shall have no authority to solicit applications for Contracts or Premiums thereunder which will be subject to or in connection with any so-called "market timing" or "asset allocation" program, plan, arrangement or service which is an unapproved program.

            k. An Agent shall not furnish any transfer or other instructions by telephone to an Equitable Life Company on behalf of an owner of a Contract without having first obtained from such owner a written authorization in a form acceptable to the Equitable Life Companies.

            l. An Agent shall act in accordance with the rules and procedures of
      the  Equitable  Life  Companies  in  connection   with  any   solicitation
      activities relating to the Contracts.

                                   ARTICLE VI
       RESPONSIBILITIES OF DISTRIBUTOR FOR MARKETING MATERIALS AND REPORTS

      Section 6.1 Prospectuses and Applications Provided by Distributor. During the term of this Agreement, the Distributor will provide the Broker-Dealer and the General Agent, without charge, with as many copies of the Contract Prospectus(es), Trust Prospectus and applications for the Contracts, as the Broker-Dealer or the General Agent may reasonably request. Upon receipt from the Distributor of updated copies of the Contract Prospectus(es), Trust Prospectus and applications for the Contracts, the Broker-Dealer and the General Agent will promptly discard or destroy all copies of such documents previously provided to them, except such copies as are needed for purposes of maintaining proper records. Upon termination of this Agreement, the Broker-Dealer and the General Agent will promptly return, to the Distributor, all Contract and Trust Prospectuses, Contract applications, and other materials and supplies furnished by the Distributor to the Broker-Dealer or the General Agent or to the Agents.

      Section 6.2 Sales Material Provided by Distributor. During the term of this Agreement, the Distributor will be responsible for providing and approving all promotional, sales and advertising material to be used by the Broker-Dealer and the General Agent. The Distributor will file such materials or will cause such materials to be filed with the SEC and the NASD, and with any state securities regulatory authorities, as required.

      Section 6.3 Reports by Distributor. The Distributor will compile periodic marketing reports summarizing sales results to the extent reasonably requested by the Broker-Dealer or the General Agent.

                                   ARTICLE VII
                         COMMISSIONS, FEES AND EXPENSES

      Section 7.1 Compensation Schedule. During the term of this Agreement, the Distributor shall pay to the General Agent as compensation for Contracts for which it is the Broker-of-Record, the commissions and fees set forth in Schedule II to this Agreement, as such Schedule II may be amended or modified at any time, in any manner and without prior notice by the Distributor, and subject to the other provisions of this Agreement. Any amendment to Schedule II will be applicable to any Contract for which an application or initial Premium is received by an Equitable Life Company on or after the effective date of such amendment. Compensation with respect to any Contract shall be paid to the General Agent only for so long as the General Agent is the Broker-of-Record for such Contract.

      Section 7.2 Limitations on Compensation. The Broker-Dealer and the General Agent recognize that no compensation or reimbursement of any kind other than that described in this Agreement is payable to the General Agent or the Broker-Dealer.

      Section 7.3 Expenses Paid by Broker-Dealer and General Agent. Neither the Broker-Dealer nor the General Agent shall, directly or indirectly, expend or contract for the expenditure of any funds of the Distributor or any Equitable Life Company. The Broker-Dealer and the General Agent shall each pay all expenses incurred by each of them in the performance of this Agreement, unless otherwise specifically provided for in this Agreement or unless the Distributor shall have agreed in advance in writing to share the cost of certain expenses. Initial state appointment fees for agents of an Equitable Life Company who are associated with the General Agent will be paid by such Equitable Life Company unless otherwise paid by the General Agent or Broker-Dealer. Renewal state appointment fees for any Agent shall be paid by such Equitable Life Company if, in the sole discretion of such Equitable Life Company, its minimum production and activity requirements for the payment of renewal appointment fees have been met by such Agent. Each Equitable Life Company shall establish reasonable minimum production and activity requirements for the payment of renewal state appointment fees, which may be changed by such Equitable Life Company in its sole discretion at any time without notice. Except as otherwise provided herein, the Broker-Dealer will be obligated to pay all state appointment fees, including, but not limited to, renewal appointment fees not paid for by an Equitable Life Company, transfer fees and termination fees, and any other fees required to be paid to obtain state insurance licenses for Agents.

      Section 7.4 Offsets of Compensation Under Other Agreements. With respect to commissions, compensation or any other amounts owed by the Distributor or any Affiliate of the Distributor to the Broker-Dealer or the General Agent under any other agreement, the Distributor shall have a right to set off against such amounts any monies payable by the General Agent under this Agreement, including
Section 7.4, to the Distributor, to the extent permitted by applicable law. This right on the part of the Distributor shall not prevent both of them or either of them from pursuing any other means or remedies available to them to recover such monies payable by the General Agent.

      Section 7.5 No Rights of Agents to Compensation Paid by Distributor. Agents shall have no interest in this Agreement or right to any commissions to be paid by the Distributor to the General Agent. The General Agent shall be solely responsible for the payment of any commission or consideration of any kind to Agents. The General Agent shall have no interest in any compensation paid by an Equitable Life Company to the Distributor, now or hereafter, in connection with the sale of any Contracts under this Agreement.

                                  ARTICLE VIII
                        TERM AND EXCLUSIVITY OF AGREEMENT

      Section 8.1 Limited Classes of Contracts. This Agreement relates solely to the classes of Contracts identified in Schedule I.

      Section 8.2 Term. This Agreement shall remain in effect for a period of one year from the Effective Date, and, unless terminated earlier pursuant to Sections 8.3 or 8.4, shall automatically continue in effect for one-year periods thereafter; provided, however, that it shall automatically terminate upon termination of any distribution agreement between the Distributor and an Equitable Life Company relating to the Contracts.

      Section 8.3 Early Termination by Notice. This Agreement may be terminated by any party hereto by giving notice to the other parties at least sixty (60) days prior to an anniversary of the Effective Date.

      Section 8.4 Termination for Cause. If Broker-Dealer or the General Agent shall default in their respective obligations under this Agreement, or breach any of their respective representations or warranties made in this Agreement, the Distributor may, at its option, cancel and terminate this Agreement without notice.

      Section 8.5 Surviving Provisions. Upon termination of this Agreement, all authorizations, rights, and obligations hereunder shall cease except:

            a. the obligation to settle accounts hereunder, including the payment of compensation with respect to Contracts in effect at the time of termination or issued pursuant to applications received by an Equitable Life Company prior to termination or Premiums received under such Contracts subsequent to termination of this Agreement;

            b. the  provisions  with  respect  to  indemnification  set forth in
      Article XI;

            c. the provisions of Section 4.13 that require the General Agent and the Broker-Dealer to maintain certain books and records;

            d. the confidentiality provisions contained in Section 10.3; and

            e. the provisions of subparagraph k. of Section 5.1 with respect to the surrender or exchange of a Contract.

                                   ARTICLE IX
                          COMPLAINTS AND INVESTIGATIONS

      Section 9.1 Cooperation in Investigations and Proceedings. The Distributor, the Broker-Dealer and the General Agent shall each cooperate fully in any insurance regulatory investigation, proceeding or inquiry or in any judicial proceeding arising in connection with the Contracts marketed under this Agreement. In addition, the Distributor, the Broker-Dealer and the General Agent shall cooperate fully in any securities regulatory investigation, proceeding or inquiry or in any judicial proceeding with respect to the Distributor, the Broker-Dealer, their Affiliates or their agents, to the extent that such investigation or proceeding is in connection with the Contracts marketed under this Agreement. Copies of documents received by any party to this Agreement in connection with any judicial proceeding shall be furnished promptly to all of the other parties.

      Section 9.2 Notification and Related Requirements. Without limiting the provisions of Section 9.1:

            a. The Broker-Dealer and the General Agent will be notified promptly of any customer complaint or notice of any regulatory investigation, proceeding or inquiry or any judicial proceeding received by the Distributor or an Equitable Life Company with respect to the General Agent or any Agent or which may affect the issuance of any Contract marketed under this Agreement.

            b. The Broker-Dealer and the General Agent will promptly notify the Distributor and the appropriate Equitable Life Company of any customer complaint or notice of any regulatory investigation, proceeding or inquiry or any judicial proceeding received by the Broker-Dealer, the General Agent or their Affiliates with respect to themselves, their Affiliates or any Agent in connection with any Contract marketed under this Agreement or any activity relating to any such Contract and, upon request by the Distributor, will promptly provide copies of all relevant materials to the Distributor.

            c. In the case of a customer complaint, the Distributor, the Broker-Dealer and the General Agent will cooperate in investigating such complaint, and any response by the Broker-Dealer or the General Agent to such complaint will be sent to the Distributor for written approval not less than five business days prior to its being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile. The Distributor shall have final authority to determine the content of each such response.

                                    ARTICLE X
                     ASSIGNMENT, AMENDMENT, CONFIDENTIALITY

      Section 10.1 Non-Assignable Except to Certain Affiliates. This Agreement shall be non-assignable by the parties hereto, except that a party may assign its rights and obligations to any subsidiary of, or any company under common control with, such party, provided that:

            a. the assignee is duly licensed to perform all functions required of that party under this Agreement;

            b. the assignee undertakes to perform such party's functions hereunder; and

            c. in the event that the Broker-Dealer or the General Agent determines to assign its rights and obligations under this Agreement:

                  i. such  proposed  assignment  is  approved  in advance by the
            Distributor; and

                  ii. the  Broker-Dealer  or the General  Agent or assignee pays any state insurance agent appointment fees and any other charges or fees, including taxes, that become due and payable as a result of the assignment.

      Section 10.2 Prior Agreements and Amendments. This Agreement supersedes all prior agreements, either oral or written, between the parties relating to the Contracts and, except for any amendment of Schedule I, pursuant to the terms of Section 2.6, or Schedule II, pursuant to the terms of Section 7.1, may not be modified in any way unless by written agreement.

      Section 10.3 Confidentiality. Each party to this Agreement shall maintain the confidentiality of any client list or any other proprietary information that it may acquire in the performance of this Agreement and shall not use such information for any purpose unrelated to the administration of the Contracts without the prior written consent of the other parties.

                                   ARTICLE XI
                                 INDEMNIFICATION

      Section 11.1 Indemnification of Distributor. The Broker-Dealer and the General Agent, jointly and severally, shall indemnify and hold harmless each Equitable Life Company, the Distributor and each person who controls or is associated with an Equitable Life Company or the Distributor within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), insofar as such losses, claims, damages or liabilities arise out of or are based upon:

            a. violation(s) by the Broker-Dealer, the General Agent or an Agent of federal or state securities laws or regulations, insurance laws or regulations, or any rule or requirement of the NASD;

            b. any unauthorized use of sales or advertising material, any oral or written misrepresentations, or any unlawful sales practices concerning the Contracts, the Equitable Life Companies, the Variable Accounts, the MVA Interests or the Trust, by the Broker-Dealer, the General Agent or an Agent;

            c. claims by the Agents or other agents or representatives of the General Agent or the Broker-Dealer for commissions or other compensation or remuneration of any type;

            d. any action or inaction by any clearing broker or broker furnishing similar services through which the Broker-Dealer or the General Agent processes any transaction pursuant to this Agreement;

            e. any failure on the part of the Broker-Dealer, the General Agent or an Agent to submit Premiums or applications for Contracts to the Equitable Life Companies, or to submit the correct amount of a Premium, on a timely basis and in accordance with Sections 4.5 and 4.6 and the rules and procedures of the Equitable Life Companies.

            f. any failure on the part of the Broker-Dealer, the General Agent, or an Agent to deliver Contracts to purchasers thereof on a timely basis in accordance with Section 4.7 and in accordance with the rules and procedures of the Equitable Life Companies; or

            g. any breach by the Broker-Dealer or the General Agent of any provision of this Agreement, including, without limitation, Section 5.1.

      This indemnification will be in addition to any liability which the Broker-Dealer and the General Agent may otherwise have.

      Section 11.2 Indemnification of Broker-Dealer and General Agent. The Distributor shall indemnify and hold harmless the Broker-Dealer and the General Agent and each person who controls or is associated with the Broker-Dealer or the General Agent within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon a breach by the Distributor of any provision of this Agreement. This indemnification will be in addition to any liability which the Distributor may otherwise have.

      Section 11.3 Notification and Procedures. After receipt by a party entitled to indemnification ("Indemnified Party") under this Article XI of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Article XI ("Indemnifying Party"), such Indemnified Party will notify the Indemnifying Party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission so to notify the Indemnifying Party will not relieve it from any liability under this Article XI, except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give such notice. The Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if such proceeding is settled with such consent or if final judgment is entered in such proceeding for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

                                   ARTICLE XII
                                  MISCELLANEOUS

      Section 12.1 Headings. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      Section 12.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      Section 12.3 Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      Section 12.4 Notices. All notices under this Agreement shall be given in writing and addressed as follows:

if to the Distributor, to:

      Equitable Distributors, Inc.
      787 Seventh Avenue
      New York, New York 10019
      Attention:        President

if to the Broker-Dealer or the General Agent, to:

      _________________________________
      _________________________________
      _________________________________
      Attention:_______________________

or to such other address as such party may hereafter specify in writing. Each such notice shall be either hand delivered or transmitted by certified United States mail, return receipt requested, and shall be effective upon delivery.

      Section 12.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      Section 12.6 Scope of Sales Material References. For purposes of this Agreement, all references to sales, promotional, marketing or advertising material shall include, without limitation, advertisements (such as material published, or designed for use in, a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature or published article), and educational or training materials or other communications distributed or made generally available to some or all Agents or employees of the Broker-Dealer or the General Agent.

      Section 12.7 No Waiver of Rights. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

      Section 12.8 Scope of Agreement. All Schedules and Exhibits to this Agreement are part of the Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          EQUITABLE DISTRIBUTORS, INC.


                                          By:______________________________

                                          _________________________________
                                          [Broker-Dealer]


                                          By:______________________________


                                          _________________________________
                                          [General Agent]


                                          By:______________________________




19M_1.DOC/23674
IVO_1.DOC/24444